SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             RAVEN INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                             RAVEN INDUSTRIES, INC.

                               205 East 6th Street
                                    Box 5107
                      Sioux Falls, South Dakota 57117-5107
       ------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 20, 1998

       ------------------------------------------------------------------

TO THE SHAREHOLDERS OF RAVEN INDUSTRIES, INC.

Please take notice that the Annual Meeting of Shareholders (the "Meeting") of Raven Industries, Inc. (the "Company") will be held, pursuant to due call by the Board of Directors of the Company, at the Ramkota Inn, Highway 38 and I-29, Sioux Falls, South Dakota, on Wednesday, May 20, 1998 at 9:00 a.m. (C.D.T.) or any adjournments or postponements thereof, for the following purposes:

         1. To elect seven directors;

         2. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

         Pursuant to due action of the Board of Directors, shareholders of record on April 9, 1998 will be entitled to vote at the Meeting or any adjournments or postponements thereof.

         A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                                            By Order of the Board of Directors

                                            Raven Industries, Inc.



                                            Arnold J. Thue
                                            Secretary

         April 17, 1998

                                 PROXY STATEMENT
                                       of
                             RAVEN INDUSTRIES, INC.
                                205 E. 6th Street
                                    Box 5107
                      Sioux Falls, South Dakota 57117-5107

                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 20, 1998

                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Raven Industries, Inc. (the "Company") to be used at the Annual Meeting (the "Meeting") of Shareholders of the Company, which is to be held on Wednesday, May 20, 1998 at 9:00 a.m. (C.D.T.) at the Ramkota Inn, Highway 38 and I-29, Sioux Falls, South Dakota, or at any adjournments or postponements thereof. The approximate date on which this Proxy Statement and accompanying proxy were first sent or given to shareholders was April 17, 1998. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing or in open meeting or by such shareholder giving a valid proxy bearing a later date. Presence at the meeting by a shareholder who has signed a proxy does not alone revoke the proxy. Only shareholders of record at the close of business on April 9, 1998 will be entitled to vote at the Meeting or any adjournments or postponements thereof.

                          VOTING SECURITIES AND PROXIES

         The Company has outstanding only one class of voting securities, Common Stock, $1.00 par value, of which 4,827,907 shares were outstanding as of the close of business on the record date, April 9, 1998. Shareholders representing at least 50 percent of the shares of Common Stock outstanding and entitled to vote must be present in person or represented by proxy in order to constitute a quorum to conduct business at the Meeting. Each shareholder has cumulative voting rights in the election of directors and is, therefore, entitled to (i) give one nominee a number of votes equal to the number of directors to be elected (which is seven) multiplied by the number of votes to which such shareholder is entitled, or (ii) distribute the same number of votes among as many nominees as he deems advisable. Where cumulative voting is exercised, there shall be deemed elected the candidates receiving the most votes for the places to be filled by such election. If cumulative voting is exercised, shares of a shareholder who either abstains, votes to withhold authority to vote for the nominees named below or who does not otherwise vote in person or by proxy (including broker-nominees) will not be counted for the election of directors. If no shareholder exercises its right to cumulate votes, then directors will be elected by the affirmative vote of a majority of shares of Common Stock represented at the meeting and eligible to vote. For this purpose, a shareholder who abstains with respect to the election of a director is considered to be present and entitled to vote on the election of a director at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of a director shall not be considered present and entitled to vote on the election of a director.

         Discretionary authority to cumulate votes is being solicited by the Board of Directors. Unless otherwise directed by a shareholder, the proxies named in the accompanying proxy card may elect to cumulate votes cast pursuant to a proxy by casting all such votes for one nominee or by distributing such votes among as many nominees as they deem desirable. If a shareholder desires to restrict the proxies named in the accompanying proxy card in casting votes for certain nominees, the shareholder should give such direction on the proxy card. On all matters other than the election of directors, each share of Common Stock is entitled to one vote.

                            OWNERSHIP OF COMMON STOCK

         The following table sets forth as of April 9, 1998 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person known by the Company to be the owner, of record or beneficially, of more than 5% of the Company's outstanding Common Stock, (ii) each of the executive officers, directors and nominees for election to the Company's Board of Directors, and (iii) all executive officers and directors as a group.

NAME                                   SHARES
OF BENEFICIAL                          BENEFICIALLY          PERCENT OF
OWNER                                  OWNED                 CLASS
-----                                  -----                 -----
Anthony W. Bour                          2,000                  *

David A. Christensen                   212,708(1)             4.4

Gary L. Conradi                         40,804(2)               *

Ronald M. Moquist                      100,855(3)             2.1

Arnold J. Thue                          42,843(4)               *

Thomas S. Everist                          500                  *

Mark E. Griffin                         36,676(5)               *

Conrad J. Hoigaard                      74,043                1.5

Kevin T. Kirby                          41,800                  *

John C. Skoglund                       24,141(6)                *

Dimensional Fund Advisors Inc.        265,800(7)              5.5
1299 Ocean Avenue
Santa Monica, CA  90401

Fenimore Asset Management, Inc.       785,453(8)             16.3
118 N. Grand Street
Cobleskill, NY  12043

T. Rowe Price Associates, Inc.        451,000(9)              9.3
100 E. Pratt Street
Baltimore, MD  21202

All executive officers, directors &
nominees as a group (10 persons)      576,370(10)            11.8

--------------------------------------
* Less than 1%

         (1)Includes options to purchase 22,500 shares exercisable within 60 days of the record date. Also includes 42,022 shares owned by his wife, as to which he disclaims beneficial ownership. Does not include 167,409 shares held by Smith Barney Corporate Trust, as a trustee for the Company's Employee Profit Sharing Retirement Plan.

         (2)Includes options to purchase 7,750 shares exercisable within 60 days of record date. Also includes 100 shares held by spouse.

         (3)Includes options to purchase 11,250 shares exercisable within 60 days of record date. Also includes 21,000 shares held by spouse.

         (4)Includes options to purchase 7,500 shares exercisable within 60 days of record date. Also includes 10,000 shares held by spouse.

         (5)Includes 28,333 shares held by John E. Griffin Trust of which Mark
E. Griffin is co-trustee and 1,359 shares held as custodian for a minor child.

         (6)Includes 5,409 shares owned by spouse, as to which he disclaims beneficial ownership.

         (7)Data obtained from shareholder's most recent Schedule 13G filing with the S.E.C. The shareholder stated in the filing that: Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 265,800 shares of Raven Industries, Inc. stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

         (8)Data obtained from shareholder's most recent Schedule 13G filing with the S.E.C.

         (9)Data obtained from shareholder's most recent Schedule 13G filing with the S.E.C. The shareholder stated in that filing that: These securities are owned by various individual and institutional investors, including T. Rowe Price Small Capital Value Fund, Inc. (which owns 380,000 shares, representing 7.9% of the shares outstanding, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

         (10)Includes options to purchase 49,000 shares exercisable within 60 days of the record date. Also includes 78,431 shares held by spouses of officers and directors, as to which beneficial ownership is disclaimed.

                              ELECTION OF DIRECTORS

         Seven directors are to be elected at the meeting, each director to hold the office until the next Annual Meeting of Shareholders, or until his successor is elected and qualified. All of the nominees listed below are now serving as directors and all of the nominees have consented, if elected, to serve as directors. The Board of Directors proposes for election the nominees listed below:

                             PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
NAME AND AGE                 PAST FIVE YEARS AND DIRECTORSHIPS                                      DIRECTOR
OF NOMINEE                   IN PUBLIC COMPANIES                                                    SINCE
---------------              ------------------------------------------------                       -----
Anthony W. Bour (60)         Commercial Real Estate, Hegg Companies, Sioux Falls, SD.,              1995
                             Former President, Starmark, Inc., Sioux Falls, S.D.
                             Director, U.S. Bank of South Dakota.

David A. Christensen (63)    President and Chief Executive Officer of the Company                   1971
                             since April 1971.  Director of Norwest Corporation,
                             Northern States Power Co., and Norwest Bank
                             South Dakota, N.A. until 12/31/97, the
                             latter of which provides borrowings to the
                             Company, the terms of which management
                             considers competitive with other sources
                             generally available to the Company. The
                             largest amount of such borrowings
                             outstanding during the year ended January
                             31, 1998 was $3,620,000 and $2,560,000
                             remained outstanding on January 31, 1998.

Thomas S. Everist (48)       President & Chief Executive Officer of L.G. Everist, Inc., Sioux       1996
                             Falls, S.D., since 1987.  Director of MDU Resources, Bismarck,
                             N.D., Director of Power Plant Aggregates, Inc., Sioux City, IA.,
                             Director of Standard Ready Mix, Inc., Sioux City, IA., Director of
                             Spencer Quarries, Inc., Spencer, S.D.

Mark E. Griffin (47)         President and Chief Executive Officer of Lewis Drugs, Inc., Sioux      1987
                             Falls, S.D. since November 11, 1986, where he previously served as Executive Vice President.  President & CEO of Griffson Realty Company,
                             Fredin Assoc. & G.E.F. Assoc., Sioux Falls, SD.   Director of Norwest Bank
                             South Dakota, N.A. until 12/31/97, which provides borrowings to the Company, the terms of which management considers competitive with other sources generally available to the Company.  The largest amount of such borrowings outstanding during the year ended January 31, 1998 was $3,620,000 and
                             $2,560,000 remained outstanding on January 31, 1998.

Conrad J. Hoigaard (61)(1)   Chairman of the Board of the Company and President                     1976
                             and Chairman of the Board of Hoigaard's Inc. (a retail
                             business), Minneapolis, MN.

Kevin T. Kirby (43)          President of Kirby Investment Corp., Sioux Falls, S.D., since          1989
                             1992.  Director of H.F. Financial Corp. & Home Federal Savings
                             Bank, Sioux Falls, SD.  Executive V. P. and Treasurer of Western Surety
                             Company, 1979-1992.

John C. Skoglund (65)(1)     Chairman of the Board of Skoglund Communications, Inc.,                1978
                             Chairman of the Board of Minnesota Vikings, Inc., Minneapolis,
                             MN. since 1984.

(1)Mr. Hoigaard & Mr. Skoglund are first cousins.

         All shares represented by proxies will be voted FOR the election of the foregoing nominees; provided, however, that if any such nominee should withdraw or otherwise become unavailable for reasons not presently known, such shares may be voted for another person in place of such nominee in accordance with the best judgement of the persons named in the proxies.

                             EXECUTIVE COMPENSATION

         The following table ("Summary Compensation Table") sets forth the cash and non-cash compensation earned for each of the last three fiscal years by the President and Chief Executive Officer of the Company and each of the executive officers of the Company:


                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------
                                                                                LONG -TERM
                                                                                COMPENSATION
                                                                                ------------
                                                                                AWARDS
                                                                                ------
                                            ANNUAL COMPENSATION                 SECURITIES        ALL OTHER
                                            -------------------                 UNDERLYING        COMPENSATION(2)
NAME & PRINCIPAL           YEAR    SALARY($)  BONUS ($)    OTHER ANNUAL(1)      OPTIONS/SARS(#)   ($)
POSITION (a)               (b)       (c)        (d)       COMPENSATION($)(e)    AWARDS (g)        (i)
----------------------------------------------------------------------------------------------------------------
David A. Christensen       1998    328,700     39,444         157,670              15,000           19,373
President & Chief          1997    316,000     99,569         142,172              15,000           26,133
Executive Officer          1996    306,800     30,680          47,146              15,000           21,698


Gary L. Conradi            1998     98,500      5,910          43,648               4,000            5,363
Vice President             1997     94,700     18,769          36,392               4,000            6,244
Corporate Services         1996     92,000      4,600          19,352               3,000            6,296


Ronald M. Moquist          1998    165,300      4,991          55,123               7,500            8,647
Executive Vice             1997    159,000     25,850          51,849               7,500           10,807
President                  1996    154,400     12,862          15,894               7,500            9,925


Arnold J. Thue             1998    127,900     11,511          52,064               5,000            7,178
Vice President-Finance     1997    123,000     29,067          48,723               5,000            8,411
Secretary & Treasurer      1996    119,400     10,746          19,324               5,000            7,974

(1) Other Annual Compensation - column (e) ($)


                                                      1998      1997       1996
                                                     -------   -------   -------

David A. Christensen
--------------------
Tax reimbursement on stock option exercise            72,844    62,125     8,969
Life insurance premiums                               21,642    21,642    12,950
Company provided auto                                 15,951    16,500     3,683
Other taxable fringe benefits                         12,412     9,046     5,872
Tax reimbursement bonus on taxable fringe benefits    34,821    32,859    15,672
                                                     -------   -------   -------
                                                     157,670   142,172    47,146
                                                     =======   =======    ======

Gary L. Conradi
--------------------
Tax reimbursement on stock option exercise            14,569    12,425     7,175
Life insurance premiums                                8,200     8,200     4,772
Other taxable fringe benefits                          9,974     7,990     2,845
Tax reimbursement bonus on taxable fringe benefits    10,905     7,777     4,560
                                                     -------   -------   -------
                                                      43,648    36,392    19,352
                                                     =======   =======    ======

Ronald M. Moquist
--------------------
Tax reimbursement on stock option exercise            36,422    31,062     4,544
Life insurance premiums                                6,995     6,995     5,428
Other taxable fringe benefits                          4,029     5,259     1,671
Tax reimbursement bonus on taxable fringe benefits     7,667     8,533     4,251
                                                     -------   -------   -------
                                                      55,123    51,849    15,894
                                                     =======   =======    ======

Arnold J. Thue
--------------------
Tax reimbursement on stock option exercise            24,281    21,744     1,674
Life insurance premiums                                8,450     8,450     5,168
Other taxable fringe benefits                          7,928     8,050     5,872
Tax reimbursement bonus on taxable fringe benefits    11,405    10,479     6,610
                                                     -------   -------   -------
                                                      52,064    48,723    19,324
                                                     =======   =======    ======


(2)Represents the Company's contribution to the individual's account in the Company's Profit Sharing Plan.

         The following table sets forth information regarding the stock options that were granted during fiscal 1998 to the executive officers named in the Summary Compensation Table and the potential realizable value of such options if the value of the Company's Common Stock appreciated during the term of such options at assumed rates of growth:

                 STOCK OPTIONS GRANTED FISCAL YEAR ENDED 1/31/98

                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                  AT ASSUMED ANNUAL RATES OF
                                                                                 STOCK PRICE APPRECIATION FOR
                                                                                       OPTION TERM(2)
                                                                                    -------------------------
                                      % OF TOTAL OPTIONS
                      OPTIONS        GRANTED TO EMPLOYEES   EXERCISE    EXPIRATION
NAME                  GRANTED(#)(1)         IN FY         PRICE ($/SH)     DATE          5%($)     10%($)
-------------------------------------------------------------------------------------------------------------
David A. Christensen    15,000              21.8%            20.00       11-20-02        82,884    183,153
Gary L. Conradi          4,000               5.8%            20.00       11-20-02        22,103     48,841
Ronald M. Moquist        7,500              10.9%            20.00       11-20-02        41,442     91,576
Arnold J. Thue           5,000               7.3%            20.00       11-20-02        27,628     61,051

         (1)All options granted expire after five years and may be exercised at the rate of 25% per year after one year from the date of grant. The option price may be paid in cash or by delivery of shares of the Company's common stock valued at the market price on the date of the option exercise. In connection with the exercise of non-qualified stock options, the Company pays a reimbursement bonus of 35% of the exercise price of the option to assist in payment of income taxes payable by the employee as a result of the option exercise. The plan also allows the payment of withholding taxes through the surrender of shares of the Company's common stock at market value.

         (2)Amounts for the executives shown in these columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

         The following table shows the stock options that were exercised during fiscal 1998 by the executive officers named in the Summary Compensation Table, the value realized by them as a result of exercising options, the number of unexercised options at the end of fiscal 1998 and the value of unexercised in-the-money options at the end of fiscal 1998:

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUE

                                                          NUMBER OF                 VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                                          AT FY END                       AT FY END
                        SHARES                     --------------------------   --------------------------
                      ACQUIRED ON      VALUE
NAME                 EXERCISE (#)   REALIZED ($)   EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------------------------------------------------------
David A. Christensen     15,000      159,375         37,500        37,500         130,313       109,687
Gary L. Conradi           3,000       31,875          7,750         9,250          26,469        25,781
Ronald M. Moquist         7,500       79,688         18,750        18,750          65,157        54,843
Arnold J. Thue            5,000       53,125         12,500        12,500          43,437        36,563

         The graph below compares the cumulative total shareholder return on the Company's Common Stock over the last five years with the total return of the S&P 500 and the S&P group of diversified manufacturers.

Total Return on $100 Investment Assuming Reinvestment of Dividends


                        INDEXED TOTAL RETURN - BASE 100


SOURCE: S&P COMPUSTAT         BASE YEAR = 100:        1/29/93

COMPANY NAME                 JAN-93   JAN-94   JAN-95   JAN-96   JAN-97   JAN-98
------------                 ------   ------   ------   ------   ------   ------
RAVEN INDUSTRIES INC.        100.00   102.96    98.42   103.46   123.95   127.66
S&P 500 COMP-LTD             100.00   112.83   113.42   157.21   198.51   251.91
MANUFACTURING (DIVERS)-500   100.00   123.82   123.78   181.43   240.16   281.89


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions on compensation of the Company's executives since October 21, 1992 have been made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. All decisions by this Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to recently adopted rules designed to enhance disclosure of companies' policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the Company's, and its subsidiaries', compensation policies for the fiscal year ended January 31, 1998, as they affected the Company's executive officers.

         The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The Committee has retained the services of an independent compensation consultant for the purpose of reviewing compensation policies and making recommendations to the Committee.

         The Committee compared the entire compensation program with companies of comparable size in similar industries. Although the Company's program fell within the low to medium range for each individual executive, the committee believes that the Company's compensation program is sufficiently competitive to retain competent personnel. Comparisons were made with companies which are not necessarily included in the performance graph above. The above graph is based on broad industry averages while the compensation program was compared to a relatively limited number of specific companies to which the Company relates in size or industry type.

         There are three elements in the Company's executive compensation program, all determined by individual and corporate performance.

         *  Base salary compensation    *  Annual incentive compensation

                              *  Stock options

         Base salary compensation, while largely subjective, is determined by the potential impact the individual has on the Company, the skills and experience required by the job, and the performance and potential of the incumbent in the job.

         Annual incentive compensation for executives of the Company is based primarily on corporate operating earnings. For the fiscal year ended January 31, 1998, operating earnings were targeted at a minimum level of $7.7 million and maximized at $8.9 million after providing for all incentive payments. Mr. Christensen had the potential of earning up to 48% of his base salary as incentive compensation based on the company achieving operating earnings of $8.9 million. The incentive based on operating earnings begins at $7.7 million, with no incentive paid until this level has been reached. The incentive payment based on earnings is calculated in proportion to the ratio of earnings exceeding the minimum target level to the total range used for the calculations. For example, if earnings totaled $8.3 million, 50% of the incentive payment based on earnings would have been paid under the plan. Based on expense control targets established by the Compensation Committee, Mr. Christensen could also earn up to 12% of his base salary.

         Other executives under the plan could have earned from 34% of base salary up to 40% of base salary based on the same criteria as Mr. Christensen for operating earnings. They also had other specific incentives for achieving individual goals set by the Committee which allowed incentive payments ranging from 6% to 10% of base salary.

         No incentive compensation is awarded unless the minimum levels of performance are met. The Committee has not made any adjustment to predetermined formulas nor has it made any provision for discretionary adjustment or awards of compensation. The criteria and basis for incentive compensation described above is similar to that used in each of the three years for which executive compensation is disclosed.

         Awards of stock options under the Stock Option Plan are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives. The Stock Option Plan also permits the Committee to grant stock options to key personnel. Options become exercisable based upon criteria established by the Compensation Committee. Awards of options are generally granted on the same criteria as base salaries are determined without regard to prior year awards.

         Based on recommendations of the Compensation Committee, the Board of Directors in fiscal 1998 granted stock options to officers and key employees. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is primarily determined by each individual executive and not by the Compensation Committee.

         The fiscal 1998 base cash compensation of Mr. Christensen was $328,700 which represented a 4.0% increase from his fiscal 1997 annual salary. Annual incentive payments for each year are based on achieving earnings targets as described above (80% of the maximum incentive payment), and maintaining corporate administrative costs at a certain ratio of total sales. The maximum total annual incentive payment is 60% of base compensation. No subjective factors are used in determining annual incentive payments for Mr. Christensen or the other executives.

         Submitted by the Compensation Committee of the Company's Board of
Directors:

         Mark E. Griffin      Conrad J. Hoigaard       John C. Skoglund


PROPOSALS OF SHAREHOLDERS

         It is contemplated that the 1999 Annual Meeting will be held in May 1999. Accordingly, all proposals of shareholders intended to be presented at the 1999 Annual meeting of Shareholders of the Company must be received by the Company at its executive offices on or before December 18, 1998.


OTHER MATTERS

         BOARD OF DIRECTORS AND COMMITTEES. The Board of Directors held four meetings during the last fiscal year. The Company has an Audit Committee and Compensation Committee, in addition to its Executive Committee. Directors who are not full-time employees of the Company are paid an annual retainer fee of $6,600, a fee of $1,200 per meeting (other than telephonic meetings) and $600 per telephonic meeting. Committee members will receive $600 per meeting attended. The Chairman of the Board receives compensation at the rate of $1,000 per month in addition to the annual retainer fee of $6,600.

         The Company's Audit Committee, which consisted of Messrs. Kirby, Everist and Bour, had two meetings during the fiscal year ended January 31, 1998. The Audit Committee recommended to the full Board the engagement of independent accountants, reviewed the audit plan and results of the audit engagement, reviewed the independence of the auditors, and reviewed the adequacy of the Company's system of internal accounting controls.

         The Compensation Committee, which consists of Messrs. Hoigaard, Skoglund and Griffin, had three meetings during the fiscal year ended January 31, 1998. The Compensation Committee reviewed the Company's remuneration policies and practices, and made recommendations to the Board in connection with all compensation matters affecting the Company.

         No member of the Compensation Committee of the Board of Directors was an officer, former officer or associate of the Company or its subsidiaries during fiscal 1998. No executive officer of the Company served as a member of the Compensation Committee or Board of Directors of another entity in which one of whose executive officers served on the Company's Compensation Committee or Board of Directors during fiscal 1998.

         INDEPENDENT AUDITORS. The Board of Directors selected the firm of Coopers & Lybrand L.L.P. as auditors to the Company for the year ended January 31, 1998. Coopers & Lybrand L.L.P., independent certified public accountants, have audited the Company's financial statements for the past 37 years. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and will have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during the year ended January 31, 1998 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

         SOLICITATION. The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone, by telegram or by special letter.

         The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matter that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intention of the persons named in the enclosed proxies to vote the proxy in accordance with their best judgment.

                                    By Order of the Board of Directors


                                    Raven Industries, Inc.
                                    Arnold J. Thue, Secretary